Exhibit 107

Calculation of Filing Fee Table

Form S-8

HEALTHEQUITY, INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,543,255 (2)	$62.4811	$158,905,370	$0.0001102	$17,511.37
Total Offering Amounts					$158,905,370		$17,511.37
Total Fee Offsets							$0.00
Net Fees Due							$17,511.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of HealthEquity, Inc. (the “Registrant”) that become issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents the additional 2,543,255 shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on February 1, 2023 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on February 1st of each year commencing in 2015 and ending on (and including) February 1, 2024, the number of shares of Common Stock reserved for issuance under the Plan is automatically increased by an amount equal to the lesser of: (i) 3% of the total number of shares of Common Stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares of Common Stock determined by the Registrant’s board of directors.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on June 16, 2023.